                                                                      EXHIBIT 11

                        Morgan Stanley Dean Witter & Co.
                        Computation of Earnings Per Share
                        (in millions, except share data)




                                                                  Three Months Ended                    Nine Months Endedd
                                                           ----------------------------------    -----------------------------------
                                                               August 31,         August 31,         August 31,           August 31,
                                                                 2001               2000               2001                 2000
                                                           ---------------    ---------------    ---------------    ---------------
Basic:

Weighted-average shares outstanding                          1,085,447,127      1,088,218,669      1,089,017,948      1,090,967,941
                                                           ===============    ===============    ===============    ===============

Earnings:
     Income before extraordinary item and cumulative
         effect of accounting change                      $           735    $         1,246    $         2,740    $         4,248
     Extraordinary item                                                (30)              --                  (30)              --
     Cumulative effect of accounting change                           --                 --                  (59)              --
     Less: Preferred stock dividend
              requirements                                              (9)                (9)               (27)               (27)
                                                           ---------------    ---------------    ---------------    ---------------

     Earnings applicable to common shares                  $           696    $         1,237    $         2,624    $         4,221
                                                           ===============    ===============    ===============    ===============

Basic EPS before extraordinary item and cumulative
    effect  of accounting change                           $          0.67    $          1.14    $          2.49    $          3.87
Extraordinary item                                                   (0.03)              --                (0.03)              --
Cumulative effect of accounting change                                --                 --                (0.05)              --
                                                           ---------------    ---------------    ---------------    ---------------

Basic earnings per share                                   $          0.64    $          1.14    $          2.41    $          3.87
                                                           ===============    ===============    ===============    ===============

Diluted:


Weighted-average shares outstanding                          1,085,447,127      1,088,218,669      1,089,017,948      1,090,967,941
Average common shares issuable
     under employee benefit plans                               33,614,102         49,085,357         37,371,637         47,705,314
Average common shares issuable upon
     conversion of convertible notes                               239,878               --              150,855               --
Average common shares issuable upon
     conversion of ESOP preferred stock(1)                            --                 --                 --            2,599,147
                                                           ---------------    ---------------    ---------------    ---------------


              Total weighted-average diluted shares          1,119,301,107      1,137,304,026      1,126,540,440      1,141,272,402
                                                           ===============    ===============    ===============    ===============

Earnings:
     Income before extraordinary item and cumulative
       effect  of accounting change                        $           735    $         1,246    $         2,740    $         4,248
     Extraordinary item                                                (30)               --                 (30)              --
     Cumulative effect of accounting change                            --                 --                 (59)              --

     Less: Preferred stock dividend
              requirements                                             (9)                (9)                (27)               (27)
                                                           ---------------    ---------------    ---------------    ---------------

     Earnings applicable to common shares                  $           696    $         1,237    $         2,624    $         4,221
                                                           ===============    ===============    ===============    ===============


Diluted EPS before extraordinary item and cumulative
   effect of accounting change                             $          0.65    $          1.09    $          2.41    $          3.70
Extraordinary item                                                   (0.03)              --                (0.03)              --
Cumulative effect of accounting change                                --                 --                (0.05)              --
                                                           ---------------    ---------------    ---------------    ---------------

Diluted earnings per share                                 $          0.62    $          1.09    $          2.33    $          3.70
                                                           ===============    ===============    ===============    ===============


(1) All shares of ESOP preferred stock were converted to common stock on January 3, 2000.